Exhibit 99.1


                                                Mobius Management Systems, Inc.
                                                Abby Pinard -- VP. Marketing
                                                914-921-7323
                                                apinard@mobius.com

                                                Investor Relations
                                                Makovsky & Company Inc.
                                                Gene Marbach
                                                212-508-9645
                                                emarbach@makovsky.com


For immediate release


       Mobius Broadens Total Content Management Offering with Acquisition of Cytura Web Content Management

             Mobius Adds Web Publishing and Digital Asset Management
                        to Total Content Management Suite


            RYE, NY, October 11, 2002 - Mobius Management Systems, Inc. (Nasdaq:
MOBI), a leading provider of software for total content management (TCM), today announced that it has acquired technology and certain other assets of Cytura Corp. Cytura software delivers Web site management, document management and digital asset management in a single easy-to-use platform. It gives business managers and non-technical employees the ability to create, personalize, transform, manage and publish content. Cytura technology will be integrated with the Mobius ViewDirect(R) TCM software suite to deliver a comprehensive integrated solution for enterprise content requirements.

            "We're seeing more organizations looking for a `one-stop shop' for content management," said Garth Landers, research analyst with Gartner, Inc. "This technology is made up of multiple components: a scalable repository for diverse content, including print stream data; a workflow platform; and facilities for managing documents, Web content, electronic records and digital assets. Currently there are only a handful of vendors that can offer such comprehensive content management."

            OhioHealth, a Columbus-based provider of hospital and health services, uses both Mobius and Cytura software and envisions benefits from the integration of the two. "We use the Mobius ViewDirect TCM Content Repository to store a wide range of documents, including many clinical and financial reports," said Bob Porter, Director of Technical Services at OhioHealth. "We chose Cytura because it offered the best and most cost-effective solution for delivering critical information via personalized intranet portals to more than 11,000 employees, 2,000 physicians and 2,000 hospital volunteers across multiple organizations. The integration of Cytura and Mobius technology will bring the added benefit of making the documents in the ViewDirect repository available via personalized portals."

            "We have been a market leader for integrated archiving and Web presentment solutions," said Mitchell Gross, CEO and president, Mobius. "As the scope of content management has expanded, we have broadened our product line and now, with the addition of Cytura's technology--and the knowledge and expertise of its staff--we can offer the most comprehensive, fully integrated content management suite available."

            Mobius paid Cytura, a privately held company, $2.2 million in cash for the acquired assets. In approximately one year, Mobius may be obligated to pay Cytura up to an additional $800,000, depending on the price of Mobius common stock over the next thirteen months.

            About Mobius

Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for total content management. The Company's ViewDirect(R) TCM Content Repository serves as the foundation for a software suite that meets a broad range of content-intensive e-business requirements, including back-office/front-office integration, Internet presentment and payment, customer care, and imaging and workflow. Mobius products are used by more than one million customers and employees of nearly 1,300 organizations worldwide. More than sixty percent of the Fortune 100 companies use Mobius software. The Company, founded in 1981, is headquartered in Rye, New York, with nine U.S. offices, as well as subsidiaries in England, France, Germany, Italy, Sweden, Switzerland, Benelux, Australia and Japan.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance, or achievements include, among other things, overall economic and business conditions, the demand for the Company's goods and services, including budget allocations for new software products especially within larger corporate environments which have traditionally licensed the company's products, technological advances and competitive factors in the markets in which the Company competes, including price competition from products providing similar functionality to Mobius' products as well as competition for experienced, seasoned employees (including retention) to support the company's key business operations, ongoing product development and growth, and acceptance and or adoption of the company's new products and services. These risks and uncertainties are described in detail from time to time in Mobius' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 30, 2002. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

                                       ###

ViewDirect is a registered trademark of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.